Exhibit 4.1

GENESCO INC.
and
COMPUTERSHARE TRUST COMPANY, N.A.
as Rights Agent
Second Amended and Restated Rights Agreement
Dated as of April 8, 2010

SECOND AMENDED AND RESTATED RIGHTS AGREEMENT
     This Second Amended and Restated Rights Agreement originally dated as of August 8, 1990, amended as of August 8, 1990, March 10, 1998 and November 9, 1998, and amended and restated as of August 28, 2000, as amended on June 17, 2007, between GENESCO INC., a Tennessee corporation (the “Company”), and COMPUTERSHARE TRUST COMPANY, N.A., as successor rights agent to FIRST CHICAGO TRUST COMPANY OF NEW YORK (the “Rights Agent”, which term shall include any successor Rights Agent hereunder) (the “Agreement”).
     WHEREAS, on August 8, 1990 (the “Rights Dividend Declaration Date”) the Board of Directors of the Company authorized and declared a dividend of one preferred share purchase right (a “Right”) for each Common Share (as hereinafter defined) of the Company outstanding on August 22, 1990 (the “Record Date”), each Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and further authorized and directed the issuance of one Right with respect to each Common Share that becomes outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined); and
     WHEREAS, on August 23, 2000, the Board of Directors, in accordance with Section 26 of that certain Rights Agreement dated as of August 8, 1990, as amended (“Initial Rights Agreement”), determined it desirable and in the best interest of the Company and its shareholders that the Initial Rights Agreement, as amended, be amended and restated (the “First Amended and Restated Rights Agreement”); and
     WHEREAS, on June 17, 2007, the Board of Directors, in accordance with Section 27 of the First Amended and Restated Rights Agreement determined it to be desirable and in the best interests of the Company and its shareholders that the First Amended and Restated Rights Agreement be amended in connection with the Company’s entry into an Agreement and Plan of Merger by and among the Company, The Finish Line, Inc. and Headwind, Inc., and to and to make certain other amendments; and
     WHEREAS, on March 29, 2010 the Board of Directors, in accordance with Section 27 of the First Amended and Restated Rights Agreement, determined it desirable and in the best interest of the Company and its shareholders that the First Amended and Restated Rights Agreement, as amended, be amended and restated in its entirety:
     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:
     Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:
     (a) “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, and together with any Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof) (other than the Company, any Subsidiary of the Company, any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity) which shall be the Beneficial Owner of 15% or more of the Common Shares then outstanding. If the Board of Directors determines that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently and in good faith or without knowledge of the terms of this Agreement, and such Person divests as promptly as practicable (but in no event more than thirty days following notification of its status as an “Acquiring Person” or such shorter period as may be determined by the Board of

Directors) a sufficient number of Common Shares so that such Person would no longer, as of the expiration of such divestiture period, be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement. Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportionate number of Common Shares beneficially owned by such Person (alone or together with all Affiliates and Associates) to 15% or more of the Common Shares then outstanding; provided, however, that if a Person (together with its Affiliates and Associates) becomes the Beneficial Owner of 15% or more of the Common Shares then outstanding by reason of share purchases by the Company, and such Person (or an Affiliate or Associate) subsequently becomes the Beneficial Owner of any additional Common Shares or, with respect to any Derivative Common Shares, such Person terminates the subject derivative transaction or transactions or disposes of the subject derivative security or securities, so that, in either such case, such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.
     (b) A Person shall be deemed to be “Acting in Concert” with another Person if such Person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with such other Person in, or towards a common goal relating to, changing or influencing the control of the Company or in connection with or as a participant in any transaction having that purpose or effect, in parallel with such other Person where at least one additional factor supports a determination by the Board of Directors that such Person intended to act in concert or in parallel with the other Person, which such additional factors may include, without limitation, exchanging information, attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel. A Person who or which is Acting in Concert with another Person shall also be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other Person. Notwithstanding the foregoing, no Person shall be deemed to be Acting in Concert with any other Person solely as the result of jointly nominating with such other Person any individual to serve as a shareholder-designated director nominee of the Company for inclusion in the Company’s proxy materials pursuant to proposed Rule 14a-11, if such rule is adopted by the Securities and Exchange Commission providing for such nominations and inclusion (or any successor rule).
     (c) “Affiliate” and “Associate” have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as in effect on the date of this Agreement.
     (d) A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own” any securities:
          (i) of which such Person or any of such Person’s Affiliates or Associates, or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof) is considered to be a “beneficial owner” under Rule 13d-3 of the General Rules and Regulations under the Exchange Act (the “Exchange Act Regulations”) as in effect on the date hereof; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subparagraph (i) as a result of an agreement, arrangement or understanding, to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the Exchange Act Regulations, and (B) is not reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);
          (ii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) or any other Person with whom such Person is Acting in Concert with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (i) of this paragraph (d)) or disposing of such securities;
          (iii) which such Person or any other Person with whom such Person is Acting in Concert (or any of such Person’s Affiliates or Associates), directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of conditions, whether or not within the control of such Person, Affiliate or Associate, or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that no Person shall be deemed to have any such agreement, arrangement or understanding solely as the result of jointly nominating with such other Person any individual to serve as a shareholder-designated director nominee of the Company for inclusion in the Company’s proxy materials pursuant to proposed Rule 14a-11, if such rule is adopted by the Securities and Exchange Commission providing for such nominations and inclusion (or any successor rule).

     In addition, a Person who or which, together with all Affiliates and Associates of such Person, and together with any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), shall be the Beneficial Owner (within the meaning of the foregoing paragraphs of this Section 1(d)) of 5% or more of the Common Shares of the Company then outstanding, shall also be deemed to be the Beneficial Owner of, to have beneficial ownership of or to Beneficially Own any securities that are the subject of one or more derivative transactions entered into by such Person or any of such Person’s Affiliates or Associates, or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), or derivative security acquired by such Person or any of such Person’s Affiliates or Associates, or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), which gives such Person or any of such Person’s Affiliates or Associates, or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is determined by reference to the price or value of such securities, or which provides such Person or any of such Person’s Affiliates or Associates, or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any change in the value of such securities, in any case without regard to whether (a) such derivative conveys any voting rights in such securities to such Person or any of such Person’s Affiliates or Associates, or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), (b) the derivative is required to be, or capable of being, settled through delivery of such securities, or (c) such Person or any of such Person’s Affiliates or Associates, or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), may have entered into other transactions that hedge the economic effect of such derivative; provided, however, that, such deemed ownership will not include interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority.
     In determining the number of Common Shares of the Company Beneficially Owned by virtue of the operation of the foregoing paragraph of this Section 1(d), the subject Person shall be deemed to Beneficially Own (without duplication), the notional or other number of Common Shares of the Company specified in the documentation evidencing the derivative position as being subject to being acquired upon the exercise or settlement of the applicable right or as the basis upon which the value or settlement amount of such right, or the opportunity of the holder of such right to profit or share in any profit, is to be calculated in whole or in part, and in any case (or if no such number of Common Shares of the Company is specified in such documentation or otherwise), as determined by the Board in good faith to be the number of Common Shares of the Company to which the derivative position relates. Such Common Shares of the Company that are deemed so Beneficially Owned pursuant to the operation of the foregoing paragraph of this Section 1(d) shall be referred to herein as “Derivative Common Shares”; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities that may be issued upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities that may be issued upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or

Section 22 (the “Original Rights”) or pursuant to Section 11(a)(i) in connection with an adjustment made with respect to any Original Rights.
     (e) “Book Entry” shall mean an uncertificated book entry position for the Common Shares.
     (f) “Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.
     (g) “Close of Business” on any given date means 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, “Close of Business” means 5:00 P.M., New York City time, on the next succeeding Business Day.
     (h) “Common Shares” when used with reference to the Company, means the shares of common stock, par value $1.00 per share, of the Company. “Common Shares,” when used with reference, to any Person other than the Company, means the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, of the Person or Persons which has the power ultimately to control or direct the management of the first-mentioned Person.
     (i) “Derivative Common Shares” has the meaning set forth in Section (d)(iii).
     (j) “Distribution Date” has the meaning set forth in Section 3.
     (k) “Exchange Ratio” has the meaning set forth in Section 24(a).
     (l) “Final Expiration Date” has the meaning set forth in Section 7.
     (m) “Person” means any individual, partnership, firm, corporation, or other entity, and includes any successor (by merger or otherwise) of such entity as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act.

     (n) “Preferred Shares” means shares of Series 6 subordinated serial preferred stock of the Company, with the rights and preferences set forth in the amendment to the Company’s charter establishing such stock as set forth in Exhibit A hereto.
     (o) “Redemption Date” has the meaning set forth in Section 7.
     (p) “Section 11(a)(ii) Event” means any event described in Section 11(a)(ii).
     (q) “Section 13 Event” means any event described in clause (x), (y) or (z) of Section 13(a).
     (r) “Shares Acquisition Date” means the date of the first public announcement by the Company or an Acquiring Person that an Acquiring Person has become such(unless such date has occurred inadvertently as contemplated by the second sentence of Section 1(a) in which case the Shares Acquisition Date shall be postponed until the expiration of the thirty calendar day period or such shorter time as may be determined by the Board of Directors).”
     (s) “Subsidiary” of any Person means any corporation or other entity of which a majority of the voting power, voting securities or other equity interest is beneficially owned, directly or indirectly, by such Person.
     (t) “Triggering Event” means any Section 11(a)(ii) Event or Section 13 Event.
     (u) “Trust” has the meaning set forth in Section 24(e).
     (u) “Trust Agreement” has the meaning set forth in Section 24(e).
     Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem desirable upon ten (10) days prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise and shall in no event be liable for the acts or omissions of any such co-Rights Agent.

     Section 3. Issue of Right Certificates.
     (a) Until the earlier of (i) the Close of Business on the tenth day after the Shares Acquisition Date or (ii) the Close of Business on the tenth day (or such later date as may be determined by action of the Board of Directors before any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person’s becoming the Beneficial Owner of Common Shares aggregating 15% or more of the then outstanding Common Shares, including any such date which is after the date of this Agreement and before the issuance of the Rights (the earlier of such dates being herein referred to as the “Distribution Date”), the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the Book Entry shares indicated in the records of the transfer agent for the Common Shares registered in the names of the holders thereof (which Common Shares will also be deemed to represent certificates for Rights), or in the case of certificated shares, by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent

(and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person, or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof)), at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right for each Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.
     (b) The Company will send a letter summarizing the Rights, in substantially the form of Exhibit C hereto (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by Book Entry shares indicated in the records of the transfer agent for the Common Shares, or in the case of the certificated shares, by such certificates registered in the names of the holders thereof, with or without a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.
     (c) Statements of holdings sent to holders of Book Entry shares or, in the case of certificated shares, certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph

(c)) after the Record Date but before the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date which shall have impressed, printed or written on or otherwise affixed to them the following legend:
This certificate or statement also evidences and entitles the holder hereof to certain rights as set forth in the Second Amended and Restated Rights Agreement between Genesco Inc. (the “Company”) and Computershare Trust Company, N.A. (the “Rights Agent”), dated as of April 8, 2010 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement as in effect on the date of mailing, without charge after its receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, rights issued to any Person who becomes an Acquiring Person or any Affiliate or Associate thereof or a Person with whom such Acquiring Person was or is Acting in Concert (as such terms are defined in the Rights Agreement) whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.
With respect to Book Entry shares, until the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date, the Rights associated with such Book Entry shares shall be evidenced by such Book Entries alone and registered holders of such Book Entry shares shall also be registered holders of the associated Rights, and the transfer of any such Book Entry shares shall also constitute the transfer of the Rights associated with such Common Shares. With respect to certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. If the Company acquires any Common Shares after the Record Date but before the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company is not entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

     Section 4. Form of Right Certificates.
     (a) The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company deems appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation or to conform to usage. Subject to the provisions of Sections 11 and 24 hereof, the Right Certificates shall entitle the holders thereof to purchase the number of one one-hundredths of a Preferred Share set forth therein at the price per one one-hundredth of a Preferred Share set forth therein (the “Purchase Price”), but the number of such one one-hundredths of a Preferred Share, cash or other assets that may be acquired upon the exercise of each Right, and the Purchase Price shall be subject to adjustment as provided herein.
     (b) Any Right Certificate issued pursuant hereto that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) any Person with whom such Acquiring Person was or is Acting in Concert (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee after the Acquiring Person becomes such, or (iv) a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee prior to or concurrently with the Acquiring Person becoming such and which receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or such Associate or Affiliate) or to any Person with whom such Acquiring Person (or such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding either the transferred Rights or Common

Shares; or (B) a transfer which the Board of Directors has determined to be part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e) shall, upon the written direction of the Board of Directors, contain (to the extent feasible), the following legend:
The Rights represented by this Right Certificate are or were Beneficially Owned by a Person who was or became an Acquiring Person or an Affiliate or an Associate of an Acquiring Person or a Person with whom such Acquiring Person was or is Acting in Concert (as such terms are defined in the Amended and Restated Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.
     Section 5. Countersignature and Registration. The Company’s Chairman and Chief Executive Officer, its President and Chief Operating Officer or any of its Vice Presidents shall execute the Right Certificates, either manually or by facsimile signature, on behalf of the Company and the Secretary or an Assistant Secretary of the Company shall attest such execution, either manually or by facsimile signature. The Rights Agent shall countersign the Right Certificates, either manually or by facsimile signature. No Right Certificate shall be valid for any purpose unless countersigned. In case any officer of the Company who executed any of the Right Certificates ceases to hold the office in which capacity he executed before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may nevertheless be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who executed such Right Certificates continued to hold such office. Any Right Certificate may be executed on behalf of the Company by any person who, at the date of such execution, is authorized hereunder to execute such Right Certificate, although as of the date of the execution hereof such person was not so authorized.

     Following the Distribution Date, the Rights Agent will keep or cause to be kept at its principal office books, for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of Right Certificates, the number of Rights evidenced by each Right Certificate and the date of each Right Certificate.
     Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.
     (a) Subject to the provisions of Sections 4(b), 7(e) and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or before the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate (other than a Right Certificate representing Rights that have become void pursuant to Section 7(e) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Right Certificate surrendered entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall deliver a written request to the Rights Agent and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed the certificate set forth in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof (or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof)) of the Rights represented by such Right Certificate or Affiliates or Associates thereof as the Company shall reasonably request; whereupon the Rights Agent shall, subject to the provisions of Sections 4(b), 7(e) and 14, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection with any transfer, split up, combination or exchange of Right Certificates.
     (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them and, at the Company’s request, of reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the lost, stolen, destroyed or mutilated Right Certificate.
     Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.
     (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share (or, following a Triggering Event, Common Shares, other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on March 29, 2020 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.
     (b) The purchase price for each one one-hundredth of a Preferred Share purchasable pursuant to the exercise of a Right shall initially be one hundred thirteen dollars ($113.00), subject to adjustment from time to time as provided in Section 11 or 13 hereof (the “Purchase Price”), and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.
     (c) As promptly as practicable following the occurrence of the Distribution Date, the Company shall deposit with a corporation organized under the laws of the United States or any State of the United States in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority (which corporation may be a Subsidiary of the Company) (such institution being the “Depositary Agent”) certificates representing the Preferred Shares that may be acquired upon exercise of the Rights and shall cause such Depositary Agent to enter into an agreement pursuant to which the Depositary Agent shall issue receipts representing interests in the Preferred Shares so deposited. Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the one one-hundredths of a Preferred Share (or, following a Triggering Event, other securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall, subject to Section 20(j), thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased or (B) requisition from the Depositary Agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the Depositary Agent), (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue Common Shares, other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a), the Company will make all arrangements necessary so that such Common Shares, other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii)) may be made in cash or by certified or bank check or bank draft payable to the order of the Company. The Company hereby irrevocably authorizes and directs its transfer agents and Depository Agent to comply with requests made hereunder.
     (d) In case the registered holder of any Right Certificate exercises less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

     (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) any Person with whom such Acquiring Person was or is Acting in Concert, (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee after the Acquiring Person becomes such, or (iv) a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee prior to or concurrently with the Acquiring Person becoming such and which receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights, Common Shares or the Company or (B) a transfer which the Board of Directors has determined to be part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall be null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of Rights or any other Person as a result of its failure to make any determination under this Section 7(e) or such Section 4(b) with respect to an Acquiring Person or its Affiliates, Associates or transferees.
     (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to take any action with respect to a registered holder upon any purported exercise as set forth in this Section 7 unless such registered holder shall have

(i) completed and executed the certificate following the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates (or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof)) as the Company may reasonably require.
     Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof, except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.
     Section 9. Reservation, Authorization and Registration.
     (a) The Company shall (i) at all times prior to the Redemption Date or the Final Expiration Date cause to be reserved and kept available out of its authorized and unissued shares of preferred stock, the number of Preferred Shares that, as provided in this Agreement, will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 and (ii) at all times following the occurrence of a Section 11(a)(ii) Event, shall so reserve and keep available a sufficient number of any other securities that may be required to permit the exercise in full of the Rights pursuant to this Agreement.
     (b) The Company shall take all such action as may be necessary to ensure that all Preferred Shares (and following the occurrence of a Triggering Event, any other securities that may be delivered upon exercise of Rights) shall be, at the time of delivery of the certificates or depositary receipts for such securities, duly and validly authorized and issued and fully paid and non-assessable.
     (c) The Company shall use its reasonable best efforts (i) as soon as practicable following the occurrence of a Section 11(a)(ii) Event and a determination by the Company in accordance with Section 11(a)(iii) of the consideration to be delivered by the Company upon exercise of the Rights, or, if so required by law, as soon as practicable following the Distribution Date (such date being the “Registration Date”), a registration statement under the Securities Act of 1933, as amended (the “Act”), with respect to the securities purchasable upon exercise of the Rights on an appropriate form (the “Registration Statement”), (ii) to cause such Registration Statement to become effective as soon as practicable after the filing, and (iii) to cause such Registration Statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the earlier to occur of the Redemption Date or the Final Expiration Date. The Company will also use its best efforts to comply with the securities laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statements. Upon any suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite registration or qualification in that jurisdiction shall have been obtained.
     (d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates or depositary receipts or Book Entry shares to a Person other than, or the issuance or delivery of a number of one one-hundredths of a Preferred Share (or, following the occurrence of a Triggering Event, any other securities, cash or assets as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates for a number of one one-hundredths of a Preferred Share (or, following the occurrence of a Triggering Event, any other securities, cash or assets as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.
     Section 10. Preferred Shares Record Date. Each person in whose name any certificate or book entry shares as indicated in the records of the transfer agent for Preferred Shares (or, following the occurrence of a Triggering Event, other securities) is issued upon the exercise of

Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares (or, following the occurrence of a Triggering Event, other securities) represented thereby on, and such certificate or book entry as indicated on the records of the transfer agent shall be dated as of, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares (or, following the occurrence of a Triggering Event, other securities) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated as of, the next succeeding Business Day on which the Preferred Shares (or, following the occurrence of a Triggering Event, other securities) transfer books of the Company are open. Before the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to securities for which the Rights shall be exercisable, including, without limitation, the right to vote or to receive dividends or other distributions and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
     Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number and kind of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
     (a) (i) If at any time after the date of this Agreement the Company (A) declares a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivides the outstanding Preferred Shares, (C) combines the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issues any shares of its capital stock in a reclassification of the Preferred Shares (including any reclassification in connection with a consolidation or merger in which the

Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of Preferred Shares or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive upon payment of the Purchase Price then in effect the aggregate number and kind of Preferred Shares or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, he would have owned upon such exercise and have been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).
          (ii) Subject to Sections 23 and 24 of this Agreement, in the event any Person becomes an Acquiring Person, other than pursuant to any transaction set forth in Section 13(a), then promptly following the occurrence of such event (a “Section 11(a)(ii) Event”) (except as provided below and in Section 7(e)), each holder of a Right shall have a right to receive, upon exercise thereof at a price equal to the then-current Purchase Price, in accordance with the terms of this Agreement and in lieu of the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section

11(a)(ii) Event and (y) dividing that product by 50% of the then current per share market price of the Company’s Common Shares (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event (such number of shares being the “Adjustment Shares”). In the event that any Person becomes an Acquiring Person or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof) while the Rights are outstanding, the Company shall take no action which would eliminate or diminish the benefits intended to be afforded by the Rights, provided that, the Company’s exercise of its power to redeem the Rights pursuant to Section 23 hereof or of any other right or power specifically reserved to it hereunder shall not be deemed an elimination or diminution of such benefits.
          (iii) In the event that the number of Common Shares which are authorized by the Company’s charter but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall: (A) determine the excess of (x) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value=) over (y) the Purchase Price (such excess, the “Spread”), and (B) make adequate provision to substitute for such Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors of the Company has deemed to have the same value as Common Shares (such shares of preferred stock, “common share equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company’s right of redemption pursuant to Section 23 expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, shares and/or cash, in an amount equal to the Spread. To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first and/or second sentences and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current market price (as determined pursuant to Section 11(d)) per Common Share on the Section 11(a)(ii) Trigger Date and the value of any “common share equivalent” shall be deemed to have the same value as the Common Shares on such date.
     (b) If the Company fixes a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares (“equivalent preferred shares”)) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately before such record date by a fraction the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). If such subscription price may be paid in part or in whole in a consideration other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Preferred Shares owned by or held for the account of the Company or any Subsidiary shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (c) If the Company fixes a record date for a distribution to all holders of the Preferred Shares (including any distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or the retained earnings of the Company), assets (other than a dividend payable in Preferred Shares but including any dividend payable in stock other than Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price (as determined pursuant to Section 11(d)) of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price (as determined pursuant to Section 11(d)) of the Preferred Shares. Such adjustments shall be made successively whenever such a record date is fixed; and if such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would be in effect if such record date had not been fixed.
     (d) (i) For the purpose of any computation hereunder, the current per share market price of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of the Security for the 10 consecutive Trading Days (as hereinafter defined) immediately before such date; provided, however, that if the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or other distribution on such Security payable in shares of such Security or securities convertible into such Security, or (B) any subdivision, combination or reclassification of such Security and before the expiration of 10 Trading Days after the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification then, and in each such case, the current per share market price shall be appropriately adjusted to take into account ex-dividend trading. For the purpose of any computation hereunder, the “current market price” per Common Share on any date shall be deemed to be the average of the daily closing prices per share of such shares for the ten consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, if prior to the expiration of such requisite ten Trading Day period the issuer announces either (A) a dividend or distribution on such shares payable in such shares or securities convertible into such shares (other than the Rights), or (B) any subdivision, combination or reclassification of such shares, then, following the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification as the case may be, the “current market price” shall be properly adjusted to take into account such event. The closing price for each day shall be, if the Security is listed and admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Security is listed or admitted to trading or, if such Security is not listed or admitted to trading on any national securities exchange, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”) or such other system then in use, or, if on any such date such Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Security selected by the Board of Directors. If on any such date no market maker is making a market in such Security, the fair value of such Security on such date as determined in good faith by a majority of the Board of Directors shall be used. If such Security is not publicly held or not so listed or traded, “current market price” per share shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. The term “Trading Day” shall mean regular trading hours on a Business Day or, if such shares are listed or admitted to trading on any national securities exchange, a day on which the principal national securities exchange on which such shares are listed or admitted to trading is open for the transaction of business.
          (ii) For the purpose of any computation hereunder, the current per share market price of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i) (other than the fourth sentence thereof). If the Preferred Shares are not publicly traded, the “current per share market price” of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, “current per share market price, shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. For all purposes of this

Agreement, the current market price of one one-hundredth of a Preferred Share shall be equal to the current market price of one share of Preferred Shares divided by 100.
     (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-millionth of a Preferred Share or ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.
     (f) If as result of an adjustment made pursuant to Section 11(a)(ii) or 13(a) hereof, the holder of any Right thereafter exercised becomes entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly as practicable equivalent to the provisions with respect to the Preferred Shares contained in Section 11(a), (b), (c), (e), (g), (h), (i), (j), (k), and (m), and the provisions of Sections 7, 9, 10, 13, and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.
     (g) All Rights originally issued by the Company after any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share (or other securities or amount of cash or combination thereof) purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
     (h) Unless the Company has exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (or other securities) (calculated to the nearest one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths of a Preferred Share (or other securities) covered by a Right immediately before this adjustment by (y) the Purchase Price in effect immediately before such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
     (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a Preferred Share (or other securities) purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share (or other securities) for which a Right was exercisable immediately before such adjustment. Each Right held of record before such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately before adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, it shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders are entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders are entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.
     (j) Regardless of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share (or other securities) issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.
     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value of the number of one one-hundredths of a Preferred Share issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such fully paid and non-assessable number of one one-hundredths of a Preferred Share (or other securities) at such adjusted Purchase Price.
     (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of that number of one one-hundredths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.
     (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.

     (n) If at any time between the date of this Agreement and the Distribution Date, the Company (i) declares or pays any dividend on the Common Shares payable in Common Shares or (ii) effects a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then (A) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately before such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately before such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.
     (o) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(p) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(p) hereof) or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions outside the ordinary course of the Company’s business, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than a

Subsidiary of the Company in a transaction which complies with Section 11(p) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the Person which constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) shall have distributed or otherwise transferred to its shareholders or other persons holding an equity interest in such Person Rights previously owned by such Person or any of, its Affiliates and Associates; provided, however, this Section 11(o) shall not affect the ability of any Subsidiary of the Company to effect a share exchange with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company.
     (p) After the Distribution Date, the Company shall not, except as permitted by Section 23 or Section 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.
     Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.

     Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.
     (a) If, at any time after a Person has become an Acquiring Person, directly or indirectly, (x) the Company consolidates with, or merges with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(p) hereof), (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(p) hereof) merges with and into the Company and the Company is the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares are changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property or engages in a consolidation with the Company in which all or part of the Common Shares are changed into or exchanged for stock or other securities of any other Person or (z) the Company sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(p) hereof (any such event being a “Section 13 Event”) then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided in Section 7(e) hereof) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of validly authorized and issued and fully paid and non-assessable Common Shares of the Principal Party (as hereinafter defined) (including the Company as successor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred

Share for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of one one-hundredths of a Preferred Share for which a Right would be exercisable hereunder but for the occurrence of such Section 11(a)(ii) Event by the Purchase Price which would be in effect hereunder but for such first occurrence) and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event all the obligations and duties of the Company under this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with the consummation of any such transaction to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) shall be of no further effect following the first occurrence of any Section 13 Event.
     (b) “Principal Party” shall mean:
          (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), (A) the Person that is the issuer of any securities into which Common Shares are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of Common Shares that has the highest aggregate current market price (determined pursuant to Section 11(d)); and (B) if no securities are so issued, the Person that is the other party to such merger or consolidation, or, if there is more than one such Person, the Person the Common Shares of which has the highest aggregate current market price (determined pursuant to Section 11(d)); and
          (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the largest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person the Common Shares of which has the highest aggregate current market price (determined pursuant to Section 11(d)); provided, however, that in any such case, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve-month period registered under Section 12 of the Exchange Act (“Registered Common Shares”), or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person that has Registered Common Shares outstanding, “Principal Party” shall refer to such other Person; (2) if the Common Shares of such Person are not Registered Common Shares or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person but is not a direct or indirect Subsidiary of another Person which has Registered Common Shares outstanding, “Principal Party” shall refer to the ultimate parent entity of such first-mentioned Person; (3) if the Common Shares of such Person are not Registered Common Shares or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and one or more of such other Persons has Registered Common Shares outstanding,

“Principal Party” shall refer to whichever of such other Persons is the issuer of the Registered Common Shares having the highest aggregate current market price (determined pursuant to Section 11(d)); and (4) if the Common Shares of such Person are not Registered Common Shares or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and none of such other Persons have Registered Common Shares outstanding, “Principal Party” shall refer to whichever ultimate parent entity is the corporation having the greatest shareholders equity or, if no such ultimate parent entity is a corporation, shall refer to whichever ultimate parent entity is the entity having the greatest net assets.
     (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of its authorized Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with Section 13, and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that the Principal Party will:
          (i) (A) file on an appropriate form, as soon as practicable following the execution of such agreement, a registration statement under the Securities Act with respect to the Common Shares that may be acquired upon exercise of the Rights, (B) cause such registration statement to remain effective (and to include a prospectus complying with the requirement of the Securities Act) until the Expiration Date, and (C) as soon as practicable following the execution of such agreement, take such action as may be required to ensure that any acquisition of such Common Shares upon the exercise of the Rights complies with any applicable state security or “blue sky” laws; and

          (ii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.
     (d) In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its certificate of incorporation or bylaws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, Common Shares of such Principal Party at less than the then current market price per share (determined pursuant to Section 11(d)) or securities exercisable for, or convertible into, Common Shares of such Principal Party at less than such then current market price (other than to holders of Rights pursuant to this Section 13) (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Shares of such Principal Party pursuant to the provisions of Section 13 or (iii) otherwise eliminating or substantially diminishing the benefits intended to be afforded by the Rights in connection with, or as a consequence of a transaction referred to in this Section 13; then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.
     (e) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or mergers or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).
     Section 14. Fractional Rights and Fractional Shares.
     (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to such fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately before the date on which such fractional Rights would otherwise have been issuable. The closing price of the Rights for any day shall be, if the Rights are listed or admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used and such determination shall be described in a statement filed with the Rights Agent and the holders of the Rights and shall be binding on the Rights Agent and the holders of the Rights.

     (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) (or other securities) upon exercise of the Rights or to distribute certificates or book entry shares as indicated in the records of the transfer agent which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) (or other securities). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share (or other securities), the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredth of a Preferred Share (or other securities). For purposes of this Section 14(b), the current market value of one one-hundredth of a Preferred Share (or other securities) shall be the closing price of a Preferred Share (or other securities) (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately before the date of such exercise.
     (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

     Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such, Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.
     Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
     (a) before the Distribution Date, the Rights will be evidenced by the balances indicated in the Book Entry account system of the transfer agent for the Common Shares registered in the names of the holders of Common Shares (which Common Shares shall also be deemed to represent certificates for Rights) or, in the case of certificated shares, the certificates for the Common Shares registered in the names of the holders of the Common Shares (which certificates for Common Shares shall also constitute certificates for Rights) and are transferable only in connection with the transfer of the Common Shares;
     (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;
     (c) subject to Section 6(a) and Section 7(f), the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, before the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent or the associated Book Entry shares as indicated in the records of the transfer agent for the Common Shares) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e), shall be affected by any notice to the contrary; and
     (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any Person as a result of its inability to perform any of its obligations hereunder by reason of any preliminary or permanent injunction or any other order, decree or ruling of a court of competent jurisdiction, a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must take reasonable measures to have any such order, decree or ruling lifted or otherwise reversed.

     Section 17. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.
     Section 18. Concerning the Rights Agent.
     (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.
     (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this

Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or any balance indicated in the Book Entry account system of the transfer agent or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.
     Section 19. Merger or Consolidation or Change of Name of Rights Agent.
     (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party or any corporation succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
     (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
     Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:
     (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.
     (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman and Chief Executive Officer, the President and Chief Operating Officer, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.
     (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.
     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
     (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by an act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares, Preferred Shares, or any other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and non-assessable.

     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman and Chief Executive Officer, the President and Chief Operating Officer, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.
     (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.
     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents.
     (j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed, not signed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company. If such certificate has been completed and signed, the Rights Agent may assume without further inquiry that the Rights Certificate is not owned by a person described in Section 4(b) or Section 7(e) and shall not be charged with any knowledge to the contrary.
     Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to resign automatically and be discharged from its duties under this Agreement as of the effective date of such termination; and any required notice will be sent by the Company. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail and to the holders of the Right Certificates by first-class mail. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation or other entity organized and doing business under the laws of the United States or of the State of Tennessee (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Tennessee), in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property held by it hereunder and shall execute and deliver any further assurance, conveyance act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
     Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier to occur of the Redemption Date or the Final Expiration Date, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.
     Section 23. Redemption and Termination.
     (a) The Board of Directors of the Company may at its option, at any time before the earlier of (i) the Close of Business on the tenth day following the Shares Acquisition Date and (ii) the Close of Business on the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being the “Redemption Price”), and the Company may, at its option, by action of the Board of Directors, pay the Redemption Price either in Common Shares (based on the “current market price,” as defined in Section 11(d), of the Common Shares at the time of redemption) or cash; provided that if the Company elects to pay the Redemption Price in Common Shares, the Company shall not be required to issue fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount of cash equal to the same fraction of the current per share market price of a whole Common Share. Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company’s right of redemption hereunder has expired.
     (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof and other than in connection with the purchase of Common Shares prior to the Distribution Date.
     Section 24. Exchange.
     (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.
     (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive a number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.
     (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Shares (or common equivalent shares, as such term is defined in Section 11(b) hereof) for Common Shares exchangeable for Rights, at the initial rate of one one-hundredth of a Preferred Share (or equivalent preferred share) for each Common Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to the terms thereof, so that the fraction of a Preferred Share delivered in lieu of each Common Share shall have the same voting rights as one Common Share.
     (d) In the event that there are not sufficient Common Shares or Preferred Shares authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares or Preferred Shares for issuance upon exchange of the Rights.
     (e) The exchange of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish. Prior to effecting an exchange pursuant to this Section 24, the Board of Directors of the Company may direct the Company to enter into a Trust

Agreement in such form and with such terms as the Board of Directors of the Company shall then approve (the “Trust Agreement”). If the Board of Directors of the Company so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the Common Shares issuable pursuant to the exchange, and all Persons entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement, which, among other things, may require any such Person to certify that it is not an Acquiring Person or an Affiliate or Associate thereof.
     (f) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (f), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.
     Section 25. Notice of Certain Events.
     (a) If the Company proposes (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(p) hereof) or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than a Subsidiary of the Company in a transaction which complies with Section 11(p) hereof), or to engage in a share exchange with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(p) hereof) in which all or part of the Common Shares are changed into or exchanged for stock or securities of, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier; provided, however, no such notice shall be required pursuant to this Section 25, if any Subsidiary of the Company effects a share exchange or merger with or into, or effects a sale or other transfer of assets or earnings power to, any other Subsidiary of the Company.
     (b) In case of any events set forth in Section 11(a)(ii) hereof occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.
     Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:
Genesco Inc.
Genesco Park
1415 Murfreesboro Road
Nashville, Tennessee 37217-2895
Attention: Corporate Secretary
Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company), as follows:

Computershare Trust Company, N.A.
250 Royall Street
Canton, Massachusetts 02021
Attention: Client Services
Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, if prior to the Distribution Date, to the holder of certificates representing Common Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent, or, if prior to the Distribution Date on the registry books of the transfer agent for Common Shares.
     Section 27. Supplements and Amendments. Before the Distribution Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of Common Shares. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder; or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall be consistent with, and for the purpose of fulfilling, the objectives of the Board of Directors adopting this Agreement; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate thereof, or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof)), provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to change the Purchase Price hereunder. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment, provided that such supplement or amendment does not adversely affect the rights, duties or obligations of the Rights Agent under this Agreement. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Purchase Price, the Expiration Date or the number of one one-hundredths of a Preferred Share for which a Right is exercisable without the approval of a majority of the Board of Directors. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.
     Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
     Section 29. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the Exchange Act Regulations as in effect on the date hereof. Except as otherwise specifically provided herein, the Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power (i) to interpret the provisions of this Agreement, and (ii) to make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights in accordance with Section 23, to exchange or not exchange the Rights in accordance with Section 24, or to amend or not to amend this Agreement in accordance with Section 27) . All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors or any member thereof to any liability to the holders of the Rights.
     Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).
     Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
     Section 32. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Tennessee and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, except that the rights, duties and obligations of the Rights Agent hereunder shall for all purposes shall be governed and construed in accordance with the laws of the State of New York.
     Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.
     Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
     Section 35. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

GENESCO INC.

By:

Name:

Title:

COMPUTERSHARE TRUST COMPANY, N.A.

By:

Name:

Title:

Exhibit A
FORM OF DESIGNATION OF SERIES SIX
SUBORDINATED SERIAL PREFERRED STOCK
     The following is the designation of the rights and preferences of the Genesco Inc. Series 6 Subordinated Serial Preferred Stock. This designation is contained in Genesco Inc.’s Restated Charter as amended as of May 1, 2003.
PART C-VII — SUBORDINATED SERIAL PREFERRED STOCK, SERIES 6
     The sixth Series of Subordinated Serial Preferred Stock shall be known as “Subordinated Serial Preferred Stock, Series 6” (hereinafter referred to as “Series 6 Serial Preferred Stock”), shall consist of 800,000 shares without nominal or par value, and shall have in addition to the rights and preferences granted by law and by Part C-I of this Article Sixth, the following characteristics, rights and preferences:
     (1) Dividends. (a) Subject to the rights of the holders of any shares of any class or series of Preferred Stock (or any similar stock) ranking prior and superior to the Series 6 Serial Preferred Stock with respect to dividends, the holders of shares of Series 6 Serial Preferred Stock, in preference to the holders of the Cumulative Preferred Stock, the Employees’ Preferred Stock, the Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last days of January, April, July and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share of Series 6 Serial Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series 6 Serial Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series 6 Serial Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) The Corporation shall declare a dividend or distribution on the Series 6 Serial Preferred Stock as provided in paragraph (a) of this Section (1) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series 6 Serial Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
          (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series 6 Serial Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series 6 Serial Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series 6 Serial Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series 6 Serial Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.
     (2) Voting Rights. The holders of shares of Series 6 Serial Preferred Stock shall have the following voting rights:
          (a) Subject to the provision for adjustment hereinafter set forth, each share of Series 6 Serial Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series 6 Serial Preferred Stock were entitled immediately prior to such event shall be adjusted (to the nearest whole vote per share) by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) Except as otherwise provided herein, in any other Charter Amendment creating a series of preferred stock or any similar stock, or by law, the holders of shares of Series 6 Serial Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.
          (c) Except as set forth herein, or as otherwise provided by law, holders of Series 6 Serial Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
     (3) Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series 6 Serial Preferred Stock as provided in Section (1) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series 6 Serial Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
     (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 6 Serial Preferred Stock;
     (ii) declare or pay any dividends, or make any other distributions, on any             shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 6 Serial Preferred Stock, except dividends paid ratably on the Series 6 Serial Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 6 Serial Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to the Series 6 Serial Preferred Stock; or
     (iv) redeem or purchase or otherwise acquire for consideration any shares of Series 6 Serial Preferred Stock, or any shares of stock ranking on a parity with the Series 6 Serial Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation, unless the Corporation could, under paragraph (a) of this Section (3), purchase or otherwise acquire such shares at such time and in such manner.
     (4) Reacquired Shares. Any shares of Series 6 Serial Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Subordinated Serial Preferred Stock and may be reissued as part of a new series of Subordinated Serial Preferred Stock, subject to the conditions and restrictions on issuance set forth herein, in the Charter or in any amendment thereto creating a series of Subordinated Serial Preferred Stock or any similar stock or as otherwise required by law.
     (5) Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 6 Serial Preferred Stock, unless prior thereto the holders of shares of Series 6 Serial Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series 6 Serial Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 6 Serial Preferred Stock, except distributions made ratably on the Series 6 Serial Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount per share determined under clause (i) of the preceding sentence immediately prior to such event shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     (6) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, share exchange, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series 6 Serial Preferred Stock shall at the same time be similarly exchanged or changed into shares of such other stock or securities, cash and/or other property having a value per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate value of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number 100 set forth in the preceding sentence (as adjusted, if applicable) shall be adjusted by multiplying such number (or adjusted number) by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     (7) No Redemption or Conversion. The shares of Series 6 Serial Preferred Stock shall not be redeemable or convertible.
     (8) Relative Rights and Preferences. The Series 6 Serial Preferred Stock ranks junior to the Series 1, 3 and 4 Serial Preferred Stock and senior to all other series of Serial Preferred Stock, as to dividends and upon liquidation, dissolution or winding up.

Exhibit B
[Form of Right Certificate]
Certificate No.
                     Rights
     NOT EXERCISABLE AFTER THE EARLIER OF THE REDEMPTION DATE OR THE FINAL EXPIRATION DATE (AS DEFINED IN THE RIGHTS AGREEMENT). THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE AMENDED AND RESTATED RIGHTS AGREEMENT UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN THE AMENDED AND RESTATED RIGHTS AGREEMENT). RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS (AS DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON OR A PERSON WITH WHOM SUCH ACQUIRING PERSON WAS OR IS ACTING IN CONCERT (AS SUCH TERMS ARE DEFINED IN THE AMENDED AND RESTATED RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT].1
Right Certificate
GENESCO INC.
     This certifies that                                                              , or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms and conditions of the Second Amended and Restated Rights Agreement dated April 8, 2010 (the “Rights Agreement”) between Genesco Inc., a Tennessee corporation (the “Company”), and Computershare Trust Company, N.A., as successor rights agent to First Chicago Trust Company of New York (the “Rights Agent,” which term shall include any successor Rights Agent under the Rights Agreement), to purchase from

[1]	The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the earlier of the Redemption Date or the Final Expiration Date (as such terms are defined in the Rights Agreement) at the office of the Rights Agent or its successor designated for such purpose, one one-hundredth of a fully paid non-assessable share of Subordinated Serial Preferred Stock, Series 6, no par value per share (the “Preferred Share”), of the Company at the Purchase Price initially of $113.00 per one one-hundredth of a Preferred Share, upon presentation and surrender of this Right Certificate with the Election to Purchase and related certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise thereof) set forth above, and the Purchase Price per one one-hundredth of a Preferred Share set forth above shall be subject to adjustment in certain events as provided in the Rights Agreement.
     Upon the occurrence of a Section ll(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by an Acquiring Person or an Affiliate or Associate of any such Acquiring Person or a Person with whom such Acquiring Person was or is Acting in Concert (as such terms are defined in the Rights Agreement) or, under certain circumstances described in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section ll(a)(ii) Event.
     In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase capital stock of an entity other than the Company or receive cash or other assets, all as provided in the Rights Agreement.
     This Right Certificate is subject to all of the terms and conditions of the Rights Agreement, which terms and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent,

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the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are available from the Company upon written request.
     This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Right Certificate or Right Certificates surrendered. If this Right Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.
     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company under certain circumstances at its option at a redemption price of $0.01 per Right, payable at the Company’s option in cash or in Common Stock of the Company, subject to adjustment in certain events as provided in the Rights Agreement or (ii) may be exchanged in whole or in part for shares of Common Stock.
     No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.
     No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of a Preferred Share or of any other securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise,

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until the Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.
     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.
     WITNESS the facsimile signature of the proper officers of the Company. Dated as of                                         .

ATTEST:	GENESCO INC.
By:

Title:	Title:

Countersigned:
COMPUTERSHARE TRUST COMPANY, N.A.
By
Authorized Signature
[Form of Reverse Side of Right Certificate]
FORM OF ASSIGNMENT
(To be executed by the registered holder if
such holder desires to transfer the
Right Certificate)
FOR VALUE RECEIVED                                                                                      hereby sells, assigns and transfers unto
(Please print name and address of transferee)
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                          Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.
Dated:                                         .

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Signature
Signature Guaranteed:
Certificate
The undersigned hereby certifies by checking the appropriate boxes that:
     (1) this Right Certificate [ ] is [ ]is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person or a Person with whom such Acquiring Person was or is Acting in Concert (as such terms are defined pursuant to the Rights Agreement); and
     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a Person with whom such Acquiring Person was or is Acting in Concert.
Dated:
Signature
Signature Guaranteed:
NOTICE
           This signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
     This signature must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.
     In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate or a Person with whom such Acquiring Person was or is Acting in Concert thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Right Certificates issued in exchange for this Right Certificate.

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FORM OF ELECTION TO PURCHASE
(To be executed if the registered holder
desires to exercise Rights represented
by the Right Certificate)
To: GENESCO INC.
     The undersigned hereby irrevocably elects to exercise                                          Rights represented by this Right Certificate to purchase the Preferred Shares, issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such Units be issued in the name of and delivered to:
(Please print name and address)
Please insert social security or other identifying number:
     If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:
(Please print name and address)
Please insert social security or other identifying number:
Dated:
Signature

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Signature Guaranteed:
Certificate
The undersigned hereby certifies by checking the appropriate boxes that:
     (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not beneficially owned by an Acquiring Person or an Affiliate or an Associate thereof or a Person with whom such Acquiring Person was or is Acting in Concert (as defined in the Rights Agreement); and
     (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate or a Person with whom such Acquiring Person was or is Acting in Concert thereof.
Dated:
Signature
Signature Guaranteed:
NOTICE
          The signature in the foregoing Election to Purchase and Certificate must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
     This signature must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.
     In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate or a Person with whom such Acquiring Person was or is Acting in Concert thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Right Certificates issued in exchange for this Right Certificate.

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Exhibit C
Form of
Summary of Rights to Purchase Preferred Stock
     On April 8, 2010 we amended and restated our existing rights agreement (commonly known as a “poison pill”) which we have amended four times before. The discussion below describes the Second Amended and Restated Rights Agreement but is not complete, so you should read it together with the Second Amended and Restated Rights Agreement which you may obtain from us free of charge.
Issuance of Rights
     Rights were initially issued to shareholders of record as of the close of business on August 22, 1990. In addition, one right has previously automatically attached to each share of common stock that we have issued since August 22, 1990. One right will continue to automatically attach to each share of our common stock issued from the date of the Second Amended and Restated Rights Agreement until the time that the rights become exercisable. When exercised, each right will entitle its holder to purchase from us one one-hundredth of a share of our Series 6 Subordinated Serial Preferred Stock (the “Series 6 Preferred Stock”), at an initial exercise price of $113.00 per one one-hundredth of a share, subject to adjustment.
Initial Exercise of Rights
     The rights initially will not be exercisable. Instead, the rights will be attached to and trade with all shares of our common stock outstanding as of, and issued after August 22, 1990. The rights will separate from the common stock and will become exercisable upon the earlier of the following events (the “distribution date”):
     The close of business on the tenth day following the first public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person”, defined, with certain exceptions, as a person or group of persons that acquires or obtains the rights to acquire beneficial ownership of 15% or more of our shares of common stock then outstanding; or
     The close of business on the tenth day (or some later day as our board of directors may determine) following the commencement of or first public announcement of a tender offer or exchange offer that could result in a person or group becoming the beneficial owner of 15% or more of our shares of common stock then outstanding.
     The rights will expire at the close of business on March 29, 2020, unless we redeem or exchange the rights as described below.
Evidence of Rights
     Until the rights become exercisable:

•	The rights will be evidenced by and transferred with our common stock certificates; and

•	New common stock certificates issued after April 8, 2010 will contain a notation incorporating the Second Amended and Restated Rights Agreement by reference. In the case of book entry shares, such shares indicated in the records of the transfer agent will represent the rights; and

•	Any surrender for transfer of any certificates for our common stock will also constitute the transfer of the rights associated with the common stock represented by those certificates.
     As soon as practicable after the rights become exercisable, we will mail out right certificates to the holders of our common stock who are eligible to receive rights. After we mail them out, the separate right certificates alone will represent the rights.
Exercise After Someone Becomes an Acquiring Person
     After public announcement that a person has become an Acquiring Person, each holder of a right will have the right to receive upon exercise of the rights that number of shares of common stock (or in our board’s discretion, some other consideration), having a value of two times the then current purchase price of the right. However, this will not apply to an Acquiring Person or its associates or affiliates, whose rights will have become null and void.
     Under certain circumstances, each holder of a right will have the right to receive, upon exercise of the rights, common stock of an acquiring company having a value equal to two times the then current purchase price of the right. Each holder of a right will receive the right contemplated by this paragraph in the event that, at any time on or after the date it is publicly announced that a person has become an Acquiring Person:
•	We directly or indirectly consolidate with, or merge with and into, any other person, and we are not the continuing or surviving corporation; or

•	Any person directly or indirectly consolidates with us, or merges with us and we are the continuing or surviving corporation of that merger and, in connection with that merger, all or part of the shares of our common stock are changed into or exchanged for stock or other securities of any other person or cash or any other property; or

•	We directly or indirectly sell or transfer 50% or more of our assets or earning power.
     Under certain circumstances, the holder of a right will continue to have this right whether or not that holder has previously exercised its right in accordance with the first paragraph of this subsection. Rights that are or were beneficially owned by an Acquiring Person may (under certain circumstances specified in the rights agreement) become null and void.

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Exchange
     At any time after a person becomes an Acquiring Person, we may, at the option of our board, exchange all or part of the outstanding and exercisable rights for shares of our common stock at an exchange ratio of one common share per right (adjusted to reflect certain Company capitalization changes). We generally may not make an exchange after any person becomes the beneficial owner of 50% or more of our common stock. Prior to effecting an exchange, we may require persons, pursuant to the terms of a trust agreement, to certify that he or she is not an Acquiring Person or an affiliate or associate.
Adjustment
     The purchase price and the number of shares of common stock or other securities or property issuable upon exercise of the rights is subject to adjustment from time to time to prevent certain types of dilution. With certain exceptions, the purchase price of the rights will not be adjusted until cumulative adjustments amount to at least 1% of the purchase price. We are not obligated to issue fractional shares of common or preferred stock. If we decide not to issue fractional shares, we will make an adjustment in cash based on the fair market value of a share on the last trading date prior to the date of exercise.
Redemption
     We may redeem the rights in whole, but not in part, at a price of $0.01 per right (payable in common stock or cash). However, we may only redeem the rights until the earlier of (1) ten days after public announcement that someone has become an Acquiring Person or (2) the close of business on March 29, 2020.
     Once redeemed, the rights will terminate immediately and the only right of the holders of the rights will be to receive the redemption price.
Amendment of Rights Agreement
     Except with respect to certain specified matters, we may amend the Second Amended and Restated Rights Agreement without the approval of the holders of our common stock until the distribution date. After the distribution date, we will only be able to amend the Second Amended and Restated Rights Agreement without the approval of common stockholders in order to cure any ambiguity, to correct or supplement defective or inconsistent provisions, to shorten or lengthen any time period (with certain exceptions), or to make changes that the Company deems necessary or desirable and which are consistent with the purposes of the Second Amended and Restated Rights Agreement. However, after someone becomes an Acquiring Person, no amendment shall be made that adversely affects the interests of the holder of the rights.
Other
     Until a right is exercised, the holder will have no rights as a stockholder of ours as a result of the rights. This means, for example, that until it is exercised, a right will not entitle its holder to vote or receive dividends like one of our shareholders. The distribution of the rights will not be taxable to our shareholders or to us. However, shareholders may, depending upon the

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circumstances, recognize taxable income in the event that the rights become exercisable for shares of common stock, other consideration or for common stock of an acquiring company.
     The discussion above describes the rights and the Second Amended and Restated Rights Agreement but is not complete, so you should read it together with the Second Amended and Restated Rights Agreement, which you may obtain from us upon request.
     As of April 7, 2010, 24,048,377 shares of our common stock were issued and outstanding. Each share of our common stock outstanding on August 22, 1990 and shares of our common stock issued thereafter will receive one right. As long as the rights are attached to our common stock, we will issue one right for each share of our common stock issued between August 22, 1990 and the distribution date. A total of 800,000 shares of Series 6 Preferred Stock have been reserved for issuance upon exercise of the rights, subject to adjustment.
     Each one one-hundredth of a share of Series 6 Preferred Stock that may be acquired upon exercise of the rights will be nonredeemable and rank junior to the Company’s Series 1, 3 and 4 Serial Preferred Stock.
     Each share of Series 6 Preferred Stock will be entitled to receive, an aggregate dividend of the greater of (1) 100 times the dividend declared per share of our common stock and (2) a cumulative quarterly dividend of $1.00.
     In the event of liquidation, the holder of a share of Series 6 Preferred Stock will be entitled to receive in preference to all junior classes of our stock, the greater of (1) $1.00 per share and (2) an aggregate payment of 100 times the payment made per share of our common stock.
     Each one one-hundredth of a share of Series 6 Preferred Stock issued to a holder of our common stock will have one vote, voting together with our common stock.
     In the event of any merger, share exchange or other transaction in which shares of our common stock are exchanged, each one one-hundredth of a share of Series 6 Preferred Stock will be entitled to receive the per share amount paid in respect of each share of common stock.
     The rights of holders of the Series 6 Preferred Stock to dividends, liquidation and voting, and in the event of mergers and share exchanges, are protected by customary anti-dilution provisions.
     Because of the nature of the Series 6 Preferred Stock’s dividend, liquidation and voting rights, the economic value of each one one-hundredth of a share of Series 6 Preferred Stock that may be acquired upon the exercise of each right should approximate the economic value of one share of common stock.
     The rights may have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by a majority of our board of directors unless the offer is conditioned on a substantial number of rights being acquired. However, the rights should not interfere with any merger or other business combination approved by our board of directors since the rights may be redeemed by us at $0.01

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per right at any time on or prior to the tenth day following the announcement that someone has become an Acquiring Person. Thus, the rights are intended to encourage persons who may seek to acquire control of us to initiate such an acquisition through negotiations with our board of directors. However, the effect of the rights may be to discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial equity position in the equity securities of, or seeking to obtain control of, us. To the extent any potential acquirers are deterred by the rights, the rights may have the effect of preserving incumbent management in office.

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